QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(D) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) August 6, 2003

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2866697
(State of Incorporation)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053

(Address of Principal Executive Offices)        (Zip Code)

(215) 354-5100

(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure.

        On August 6, 2003 WorldGate Communications, Inc. sold its current equity interest in TVGateway LLC back to TVGateway and entered into a definitive agreement to sell to TVGateway certain interactive television intellectual property rights and related assets. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Corporation's related press release dated August 7, 2003 announcing such transaction.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

99.1
Press Release issued by WorldGate Communications, Inc. on August 7, 2003.

Item 12. Results of Operations and Financial Condition.

        On August 7, 2003 WorldGate Communications, Inc. reported its earnings for the quarter ended June 30, 2003. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Corporation's related press release dated August 7, 2003.

        The information in this report is being furnished, not filed. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference, or otherwise subject to any of the liabilities of Section 18 of the Securities Act of 1934, as amended.

Forward-Looking Statements

        This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Corporation's expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. Several factors that could materially affect the Corporation's actual results are identified in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, and its other filings with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.
Date: August 11, 2003	By:	/s/ RANDALL J. GORT Randall J. Gort Secretary

QuickLinks

  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements and Exhibits.
  Item 12. Results of Operations and Financial Condition.
SIGNATURES